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EXHIBIT 10.1

NINTH AMENDMENT TO
FIRST AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 31st day of May 2001, by and between MONUMENT MORTGAGE, INC., a California corporation ("Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

WHEREAS, Borrower and Lender have entered into a single family revolving warehouse facility with a present Commitment Amount of $25,000,000, to finance Mortgage Loans as evidenced by a First Amended and Restated Promissory Note in the principal sum of $85,000,000 dated as of August 22, 2000 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of August 9, 1999, as the same may have been amended or supplemented (the "Agreement"); and

WHEREAS, Borrower has requested that Lender extend the period for which the Commitment under the Agreement has been made and amend certain other terms of the Agreement, and Lender has agreed to such extension of the Agreement and amendment of the Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.  The effective date ("Effective Date") of this Amendment is May 31, 2001.

    2.  All capitalized terms used herein and not otherwise defined have their respective meanings set forth in the Agreement.

    3.  Section 1.1 of the Agreement is amended to delete the following definitions in their entirety, replacing them with the following definitions:

    "Maturity Date" means the earlier of: (a) the close of business on August 31, 2001, as such date may be extended from time to time in writing by Lender, in its sole discretion, on which date the Commitment will expire of its own term, and without the necessity of action by Lender, and (b) the date the Advances become due and payable pursuant to Section 8.2 below.

    4.  Section 2.1(a) of the Agreement is deleted in its entirety and replaced with the following:

        2.1(a) Subject to the terms of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the Closing Date to, and including, July 31, 2001, to make Advances to the Borrower, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to the Commitment Amount is hereinafter referred to as the "Commitment." Within the Commitment, the Borrower may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations.

    5.  Section 2.5(g) of the Agreement is deleted in its entirety and replaced with the following:

        2.5(g) The proceeds of the sale or other disposition of Pledged Assets must be paid directly by the Investor to the Cash Collateral Account. Borrower must give Notice to Lender (by telephone or electronic mail, and if by telephone, followed promptly by written notice) of the Pledged Assets for which proceeds have been received. Upon receipt of Borrower's Notice, Lender will apply any proceeds deposited into the Cash Collateral Account to the payment of Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Lender is entitled to rely upon Borrower's affirmation that deposits in the Cash Collateral Account represent payments from Investors for the purchase of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor for the purchase of Pledged Assets is less than the outstanding Advances against the Pledged Assets identified by Borrower in its Notice, Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account in an amount equal to such deficiency. Any excess payment from an Investor for Pledged Mortgages or Pledged Securities shall be (i) first, added to the Buydown until the Buydown equals the amount required by Section 2.5(j), and (ii) provided no Default or Event of Default exists, returned to Borrower.

    6.  Section 2.5 of the Agreement is further amended to add the following sections immediately following Section 2.5(g):

        2.5(h) Lender reserves the right to revalue any Pledged Loan that is not covered by a Purchase commitment from Fannie Mae or Freddie Mac or, if the Pledged Loan is to be exchanged for an Agency Security, by a Purchase commitment from an Investor for that Agency Security. Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge borrower's Operating Account for any amount required after any such revaluation to reduce the principal amount of the Advance outstanding against the revalued Pledged Loan to an amount equal to the Advance Rate for the applicable Eligible Loan type multiplied by the Fair Market Value of the Mortgage Loan.

        2.5(i) Borrower shall give Lender not less than 1 Business Day's Notice of any payment of proceeds of Pledged Assets or other payment on the Obligations if the amount of such payment exceeds $20,000,000. If Borrower fails to provide such Notice, unless Lender is able to reinvest such payment, notwithstanding Borrower's failure to provide such Notice, Borrower agrees to pay to Lender an administration fee equal to 1 day of interest on the amount of such payment at a rate of 1 1/2% per annum. Such fee is due and payable in the same manner as interest is due and payable under this Agreement.

        2.5(j) Borrower shall prepay a portion of the Advances outstanding under this Agreement in an amount not less than $1,500,000 (a "Buydown"). The Buydown is a reduction in the aggregate amount of the Advances outstanding under this Agreement, but does not represent the prepayment of any particular Advance, and does not entitle Borrower to the release of any Collateral. If Lender receives a payment of Advances that would, as a result of the Buydown by Borrower, reduce the outstanding principal balance of the Advances to an amount less than zero, the Buydown, or a portion of the Buydown equal to such excess will be re-advanced to Borrower. Lender may apply Buydowns to reduce interest payable by Borrower on outstanding Advances in any order that Lender determines in its sole discretion.

    7.  Section 3.3 of the Agreement is deleted in its entirety and replaced with the following:

        3.3 [INTENTIONALLY OMITTED.]

    8.  Section 8.1(r) of the Agreement is deleted in its entirety and replaced with the following:

        8.1(r) The Guarantor has an aggregate net loss for the portion of a fiscal year ending on the last day of any month greater than the "Permitted Cumulative Loss" for such portion of such fiscal year, as set forth on Exhibit N hereto; or

    9.  The Borrower is in Default under Section 8.1(n) of the Agreement as a result of the resignation of Rick Cossano as the Chief Executive Officer of the Guarantor. A breach of Section 8.1(n) is an immediate Event of Default entitling the Lender to exercise all rights it has under the Agreement and the Loan Documents delivered in connection with the Agreement, including the right to cease making Advances to the Borrower and the right to accelerate the Obligations. Lender is not terminating the Commitment, declaring all Obligations of the Borrower to be due and owing or exercising its other remedies as a result of such Event of Default at this time, as is permitted under the Agreement. The Lender reserves all of the rights, powers and remedies to make a termination of benefits as a result of a Default or Event of Default upon 7 days Notice to Borrower.

    10. Exhibit M to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit M attached to this Amendment. All references in the Agreement to Exhibit M will be deemed to refer to the new Exhibit M.

    11. Exhibit N to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit N attached to this Amendment. All references in the Agreement to Exhibit N shall be deemed to refer to the new Exhibit N

    12. Borrower must deliver to Lender (a) an executed original of this Amendment; (b) an executed Certificate of Secretary with corporate resolutions; (c) a $15,000 extension fee; and (d) a $750 document production fee.

    13. Borrower represents, warrants and agrees that (a) except as stated above, there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower enforceable in accordance with their terms, as modified herein, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all material respects, and (e) there has been no material adverse change in the financial condition of Borrower from the date of the Agreement to the date of this Amendment.

    14. Except as hereby expressly modified, the Agreement is otherwise unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations thereunder.

    15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered will be an original, but all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

MONUMENT MORTGAGE, INC., a California corporation
By:

Its:

RESIDENTIAL FUNDING CORPORATION, a Delaware corporation
By:

Its:

STATE OF	)

) ss.
COUNTY OF	)

On,             , 2001, before me, a Notary Public, personally appeared              the              of MONUMENT MORTGAGE, INC., a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public (SEAL) My Commission Expires:
STATE OF	)

) ss.
COUNTY OF	)

On,             , 2001, before me, a Notary Public, personally appeared              the              of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public (SEAL) My Commission Expires:

CONSENT OF GUARANTOR

The undersigned, being the Guarantor under the Guaranty dated as of August 9, 1999, hereby consents to the foregoing Amendment and the transactions contemplated thereby and hereby modifies and reaffirms its obligations under its Guaranty so as to include within the term "Guaranteed Debt" the indebtedness, obligations and liabilities of Borrower under this Amendment and the Note. The Guarantor hereby reaffirms that its obligations under its Guaranty are separate and distinct from Borrower's obligations to Lender, and that its obligations under the Guaranty are in full force and effect, and hereby waives and agrees not to assert any anti-deficiency protections or other rights as a defense to its obligations under the Guaranty, all as more fully set forth in the Guaranty, the terms of which are incorporated herein as if fully set forth herein.

Dated:
FiNET.COM, INC., a Delaware corporation
By:

Its:

STATE OF	)

) ss.
COUNTY OF	)

On             , 2001, before me, a Notary Public, personally appeared              the              of FiNET.COM, INC., a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public (SEAL) My Commission Expires:

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EXHIBIT 10.1
CONSENT OF GUARANTOR